UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2013

Uranium Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33404	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 State Highway 121 Bypass, Building A, Suite 110 Lewisville, TX	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 219-3330

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 6, 2013, Uranium Resources, Inc. (the “Company”) issued a press release announcing certain terms of its previously announced offering of non-transferable subscription rights (the “Rights Offering”). The press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

In connection with the Rights Offering, the Company is filing herewith the items included as Exhibits 4.1, 5.1, 8.1 and 23.1 for the purpose of incorporating such items as exhibits into the Company’s Registration Statement on Form S-3 (Registration No. 333-174845).

Also on February 6, 2013, the Company issued a press release announcing that it received notification from the NASDAQ Stock Market (“NASDAQ”) indicating that the Company has regained compliance with the minimum bid price requirement of $1.00 per share for continued listing on NASDAQ.  As of February 5, 2013, the Company had maintained a closing price of $1.00 or more for at least 10 consecutive trading days. The press release is filed herewith as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
4.1	Form of Subscription Rights Agreement.
5.1	Opinion of Hogan Lovells US LLP regarding the validity of the common stock being offered in the Rights Offering.
8.1	Opinion of Hogan Lovells US LLP regarding certain material United States federal income tax considerations related to the Rights Offering.
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1 and Exhibit 8.1).
99.1	Press Release dated February 6, 2013, regarding SRO offering.
99.2	Press Release dated February 6, 2013, regarding NASDAQ compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Uranium Resources, Inc.

Dated:	February 7, 2013	By:	/s/ Thomas H. Ehrlich
Name: Thomas H. Ehrlich
Title: Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1	Form of Subscription Rights Agreement.
5.1	Opinion of Hogan Lovells US LLP regarding the validity of the common stock being offered in the Rights Offering.
8.1	Opinion of Hogan Lovells US LLP regarding certain material United States federal income tax considerations related to the Rights Offering.
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1 and Exhibit 8.1).
99.1	Press Release dated February 6, 2013, regarding SRO offering.
99.2	Press Release dated February 6, 2013, regarding NASDAQ compliance.